EXHIBIT 99.1

Hanmi Financial Appoints David L. Rosenblum and Chulse (William) Park to its Board of Directors

LOS ANGELES, March 27, 2014 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC) ("Hanmi"), the holding company for Hanmi Bank, today announced that its Board of Directors appointed David L. Rosenblum and Chulse (William) Park to its Board of Directors, effective April 1, 2014.

"Both Mr. Rosenblum and Mr. Park bring additional skills to our board that will be highly valuable in the coming years, as we execute our plans to expand and grow," said Joseph K. Rho, Chairman of the Board. "Mr. Rosenblum's experience in M&A and integration will be extremely valuable as we work to complete the pending acquisition of Central Bancorp, Inc. Mr. Park's deep roots in the local community and his understanding of the regional real estate and national mortgage markets will help us expand in these critical areas."

After 34 years of service, Mr. Rosenblum recently retired as Senior Principal with Deloitte Consulting LLP, a $5 billion management consulting practice providing world class strategic planning and financial management services to firms nationwide.   He currently serves on the audit committees of Wesleyan University, the Library Foundation of Los Angeles, and The California Club, and is President of the Southern California Chapter of the National Association of Corporate Directors. Mr. Rosenblum earned his M.B.A. in Finance from the Wharton School at the University of Pennsylvania and his B.A. in Economics from Wesleyan University, where he graduated magna cum laude and was elected Phi Beta Kappa.

Mr. Park is a successful entrepreneur with more than 20 years of experience in mortgage banking, real estate, hospitality, golf course operations and certified public accounting.  He is the Chairman and CEO of PMAC Lending Services, which funded over $3 billion in loans in 2013 and was the 12th largest wholesale lender in the U.S. in 2012.   In addition, he founded First Family Home (previously Century 21), one of the most successful real estate firms serving the Hispanic community in Southern California, and was the managing partner of William Park CPA. He is also the owner of the Indian Palms Country Club. Mr. Park has been highly active in the Korean American banking community for many years. Mr. Park earned his B.S.  in Accounting from California State University at Northridge.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and loan production offices in Texas and Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, including our acquisition of Central Bancorp, Inc., and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank's retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; ability of the parties to obtain required regulatory approvals and satisfy other closing conditions with respect to our acquisition of Central Bancorp, Inc.;adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission ("SEC"), including, in Item 1A of our Form 10-K for the year ended December 31, 2012, our quarterly reports on Form 10-Q, and current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

CONTACT: Hanmi Financial Corporation
         Mark Yoon, CFA CPA CVA
         EVP & CFO
         213-427-5636

         Investor Relations Contact:
         The Cereghino Group
         206-388-5788
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